Exhibit 99.1

Alpha Investment Inc. Announces Change in Leadership and Strategic Growth Initiatives

Cincinnati, Ohio, September 2, 2025: Alpha Investment Inc. (OTC: ALPC) (the “Company”) today announced that Jon S. Cummings IV was appointed as the CEO and Chairman of Alpha Investment Inc., replacing Todd C. Buxton. The Company and its Board of Directors wish to thank Mr. Buxton for his contributions and leadership during his tenure.

Effective immediately, Alpha Investment Inc. has appointed Mr. Jon S. Cummings IV, the Company’s majority shareholder, as Chairman of the Board and Chief Executive Officer. Mr. Cummings has a proven record of leadership in corporate governance and compliance procedures that are critical to the foundation of a public company, having access to structuring investment strategies to capitalize the Company. His appointment highlights the Company’s commitment to executing its strategic plan, enhancing shareholder value, and positioning Alpha Investment Inc. for long-term growth.

“I am honored to assume the role of Chairman and CEO of Alpha Investment Inc.,” said Mr. Cummings. “Our mission is to deliver long-term shareholder value by building a stronger and more diversified company. We are entering a pivotal stage as we are expanding into cryptocurrency mining operations, which we believe will enable us to monetize the free cash flow of our vertically integrated divisions within the specialty finance sector. Furthermore, this strategy enhances our ability to form strategic alliances and partnerships, offering innovative alternative growth strategies designed to attract both institutional and accredited investors.

Forward Strategic Direction

Alpha Investment Inc. is advancing its transition into the cryptocurrency mining sector, leveraging cutting-edge mining infrastructure to capture value within the digital asset ecosystem. By aligning operations with the accelerating demand for decentralized technologies, the Company seeks to establish a strong foothold in this high-growth industry. At the same time, ALPC is refining its approach to become a more diversified financial entity, maintaining its core focus on commercial real estate lending and asset-backed lending, while also developing an internal capitalization platform to support strategic partnerships and alliances. This expansion is designed to reduce reliance on any single revenue stream, provide resilience against market cycles, and enhance long-term financial stability. The Company’s dual-track strategy, which combines blockchain technology initiatives with a traditional financial services backbone, demonstrates its commitment to innovation, diversification, and sustainable growth for its shareholders.

About Alpha Investment Inc.

Alpha Investment Inc. (OTC: ALPC) is an emerging diversified company focused on alternative growth strategies designed to attract both institutional and individual accredited investors through its publicly listed platform. The Company is currently undergoing a strategic restructuring that includes evaluating a potential private placement of up to $5 billion under Regulation D 506(c), exclusively for accredited investors, as part of its long-term capital formation strategy. This capital raising initiative focuses on expanding into the scalable cryptocurrency mining sector while advancing the development of a vertically integrated specialty finance platform with capabilities in commercial real estate lending, asset-backed lending, and strategic alliances and acquisitions across global real estate development, clean energy, and AI-driven data center sectors. Alpha Investment Inc. remains committed to delivering value-added solutions and driving sustainable, long-term growth for its shareholders and stakeholders.

Investor Relations
Alpha Investment Inc.
ir@alphainvestmentinc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Alpha Investment Inc.’s (“ALPC” or the “Company”) business strategy, anticipated private placement under Regulation D 506(c), growth initiatives, expansion into cryptocurrency mining operations, development of a specialty finance platform, strategic alliances, acquisitions, and future operational or financial performance. Forward-looking statements are based on current expectations, estimates, and assumptions by management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause such differences include, but are not limited to: market conditions in the cryptocurrency, financial services, real estate, and energy sectors; access to capital and financing; regulatory changes and compliance requirements; competitive pressures; the Company’s ability to successfully implement its growth strategy; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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